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                                                                    Exhibit 32.2


             Certification Of Periodic Financial Report Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the quarterly report on Form 10-Q/A for the quarterly period ended March 31, 2004 of Danielson Holding Corporation (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Philip G. Tinkler, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company; and

         This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

         A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ PHILIP G. TINKLER
---------------------------
Philip G. Tinkler
Chief Financial Officer
May 18, 2004





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